                                   EX-99.B12

                              Financial Statements

THE VICTORY FUNDS                                       Portfolio of Investments
FUND FOR INCOME PORTFOLIO                                       October 31, 1994
--------------------------------------------------------------------------------

                                 PRINCIPAL
                                 AMOUNT      VALUE
                                 (000)     (NOTE 1)
-----------------------------------------------------
  U.S. TREASURY OBLIGATION (1.3%)
  U.S. TREASURY STRIP (INTEREST ONLY)
    8.25%+, 8/15/20
      (Cost $384,126)            $3,000   $   370,230
-----------------------------------------------------
  MORTGAGE-BACKED SECURITIES (97.8%)
COLLATERALIZED MORTGAGE OBLIGATIONS (48.2%)
  Bear Stearns Mortgage
    Capital Corp., Series
    1991-A/B1
    9.40%, 6/25/21                1,093     1,092,688
  Bear Stearns Secured
    Investors Trust, Series
    1991-2/H
    7.50%, 9/20/20                2,139     1,966,198
  Capstead Security Corp.
    III, Series 1991-2/G
    9.50%, 6/25/21                  106       107,031
  Citicorp Mortgage
    Securities, Inc., Series
    1991-8/A6
    8.50%, 6/25/06                3,292     3,285,549
  Citicorp Mortgage
    Securities, Inc., Series
    1992-10/A3
    8.00%, 5/25/21                   86        85,531
  Drexal, Burnham & Lambert
    Trust, Series U/1
    9.30%, 6/1/17                   139       143,409
  GE Capital Mortgage
    Services, Inc., Series
    1993-4F/F5
    6.00%, 3/25/08                1,000       859,539
  GE Capital Mortgage
    Services, Inc., Series
    1993-4F/F6
    7.00%, 3/25/08                1,000       908,019
  Housing Securities, Inc.,
    Series 1993-B/B4M
    7.25%, 4/25/08                2,040     1,864,324
  Kidder, Peabody Acceptance
    Corp., Series 1993-C1/A3
    6.80%, 9/1/06                 1,000       874,509
  Marine Midland Bank, Series
    1990-2/6
    9.50%, 10/25/15                  16        15,896
  Merrill Lynch Trust, Series
    27/D
    8.90%, 10/20/15                 197       199,228
  Prudential Home Mortgage,
    Series 1992-42/M
    7.00%, 1/25/08                1,397     1,266,354
  Resolution Trust Corp.,
    Series 1992-2/B4
    8.20%, 11/25/21               1,500     1,472,003
                                          -----------
                                           14,140,278
                                          -----------

                                 PRINCIPAL
                                 AMOUNT      VALUE
                                 (000)     (NOTE 1)
FEDERAL HOME LOAN MORTGAGE
  CORPORATION (4.6%)
    8.50%, 4/15/20               $  468   $   475,990
    9.30%, 8/15/15                  145       147,760
    9.50%, 8/1/19-11/1/19           412       425,993
    10.00%, 2/1/17-9/1/19           263       277,259
    12.00%, 10/1/10-7/1/14           22        23,959
                                          -----------
                                            1,350,961
                                          -----------
FEDERAL NATIONAL MORTGAGE
  ASSOCIATION (16.1%)
    7.50%, 6/25/17                  690       690,615
    8.00%, 11/25/20               1,254     1,064,144
    8.50%, 8/1/24-10/1/24         2,637     2,616,409
    9.50%, 1/1/19                    28        29,160
    10.00%, 5/1/13-2/1/18           174       184,544
    10.50%, 1/1/18                   10        10,874
    12.00%, 8/1/13-4/1/15            68        75,082
    13.00%, 12/1/12                  37        41,212
                                          -----------
                                            4,712,040
                                          -----------
GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION (14.3%)
    9.50%, 8/15/17-10/15/19
                                  1,283     1,341,710
    10.00%, 3/15/16-6/15/21
                                  2,351     2,519,442
    10.25%, 3/15/19-6/15/19
                                    140       148,689
    10.50%, 2/15/16                 115       125,411
    11.00%, 9/20/14                  67        73,323
                                          -----------
                                            4,208,575
                                          -----------
REAL ESTATE MORTGAGE INVESTMENT
  CONDUITS (14.6%)
  Federal National Mortgage
    Association,
    Series 1991-149/E
    7.50%, 3/25/05                1,000     1,001,549
                                 MATURITY
                                 AMOUNT
                                 (000)
  Series 1991-13/C
    8.25%, 3/25/04                1,000       997,570
  Series G-18/6
    8.75%, 7/25/01                  426       428,029
  Series 1988-4/Z
    9.25%, 3/25/18                1,834     1,858,329
                                          -----------
                                            4,285,477
-----------------------------------------------------
  TOTAL MORTGAGE BACKED SECURITIES
    (Cost $29,008,300)                     28,697,331
-----------------------------------------------------

THE VICTORY FUNDS                                       Portfolio of Investments
FUND FOR INCOME PORTFOLIO                            October 31, 1994--Continued
--------------------------------------------------------------------------------

                                 MATURITY
                                 AMOUNT
                                 (000)
-----------------------------------------------------
    REPURCHASE AGREEMENT (0.9%)
  Donaldson, Lufkin &
    Jenrette Securities Corp.
    4.80%, dated 10/31/94,
    due 11/1/94,
    collateralized by
    $271,000 U.S. Treasury
    Notes, 4.25%, due 1/31/95
    (Cost $267,000)              $  267       267,000
-----------------------------------------------------
  TOTAL INVESTMENTS (100%)
    (COST $29,659,426)                    $29,334,561
-----------------------------------------------------

---------------
   +-- Interest rate disclosed for U.S. Treasury Obligation represents current yield based on market value at October 31, 1994.
N/R--Not Rated.

For the period ended January 31, 1994, Fund for Income had a capital loss carryover of approximately $839,171 which is available to offset future capital gains, to the extent provided in regulations, which will expire on April 30, 2002.

INCOME TAX INFORMATION:

At October 31, 1994, the net unrealized depreciation based on cost for income tax purposes of $29,693,086 was as follows:

Aggregate gross unrealized appreciation for
  all investments in which there was an excess
  of value over tax cost                         $ 519,036
Aggregate gross unrealized depreciation for
  all investments in which there was an excess
  of tax cost over value                          (877,561)
                                                 ---------
  Net unrealized depreciation                    $(358,525)
                                                 =========

OTHER INFORMATION:

Purchases and sales of U.S. Government and Agency Securities, other than short-term securities, for the nine-month period ended October 31, 1994 aggregated $5,894,339 and $16,151,938, respectively.

THE VICTORY FUNDS                            Statement of Assets and Liabilities
FUND FOR INCOME PORTFOLIO                                       October 31, 1994
--------------------------------------------------------------------------------

ASSETS
Investments, at value (cost $29,659,426) (Note 1)                                               $29,334,561
Cash                                                                                                    830
Receivable for investments sold                                                                     414,070
Receivable for fund shares sold                                                                       4,944
Interest receivable                                                                                 280,765
Receivable from adviser (Note 2)                                                                     25,048
-----------------------------------------------------------------------------------------------------------
         Total Assets                                                                            30,060,218
-----------------------------------------------------------------------------------------------------------
LIABILITIES
Payable for investments purchased                                                   $420,715
Payable for fund shares redeemed                                                     117,017
Dividends payable                                                                    129,579
Accrued administration fee (Note 2)                                                    3,835
Other payables and accrued expenses                                                   30,938
-----------------------------------------------------------------------------------------------------------
         Total Liabilities                                                                          702,084
-----------------------------------------------------------------------------------------------------------
NET ASSETS
Paid in capital                                                                                 $31,169,874
Accumulated distributions in excess of net interest income                                          (49,697)
Accumulated net realized loss on investments                                                     (1,437,178)
Net unrealized depreciation in value of investments                                                (324,865)
-----------------------------------------------------------------------------------------------------------
         Net Assets                                                                             $29,358,134
-----------------------------------------------------------------------------------------------------------
Net asset value and redemption price per share
  ($29,358,134/3,112,214 shares outstanding)                                                          $9.43
-----------------------------------------------------------------------------------------------------------
Maximum offering price per share (100/98 of $9.43)                                                    $9.62
-----------------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

THE VICTORY FUNDS
FUND FOR INCOME PORTFOLIO                                Statement of Operations
--------------------------------------------------------------------------------

                                                                                               PERIOD FROM
                                                                                               FEBRUARY 1,
                                                                                                  1994
                                                                                                   TO
                                                                                               OCTOBER 31,
                                                                                                  1994
                                                                                               -----------
Interest Income                                                                                $ 2,270,953
----------------------------------------------------------------------------------------------------------
EXPENSES
Advisory fee (Note 2)                                                            130,842
Administration fee (Note 2)                                                       46,473
Transfer agent fees                                                                3,299
Distribution plan expenses (Note 2)                                               16,928
Shareholders' Servicing (Note 2)                                                  60,981
Accounting fees                                                                   28,574
Trustees' compensation                                                            15,226
Custodian fees and expenses                                                       16,279
Registration fees                                                                  8,537
Audit                                                                             10,148
Legal                                                                              2,625
Miscellaneous                                                                      2,462
----------------------------------------------------------------------------------------------------------
         Total expenses before waiver and reimbursement                          342,374
----------------------------------------------------------------------------------------------------------
Waiver and reimbursement of expenses (Note 2)                                    (38,074)          304,300
----------------------------------------------------------------------------------------------------------
Net interest income                                                                              1,966,653
Net realized loss on investments                                                                  (654,030)
Change in net unrealized depreciation                                                           (2,074,569)
----------------------------------------------------------------------------------------------------------
Net decrease in net assets resulting from operations                                           $  (761,946)
----------------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

THE VICTORY FUNDS
FUND FOR INCOME PORTFOLIO                    Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                                           PERIOD FROM
                                                                           FEBRUARY 1,
                                                                              1994
                                                                               TO           YEAR ENDED
                                                                           OCTOBER 31,     JANUARY 31,
                                                                              1994             1994
                                                                           -----------     ------------
DECREASE IN NET ASSETS
OPERATIONS
  Net interest income                                                      $ 1,966,653     $  4,063,041
  Net realized loss on investments                                            (654,030)        (839,171)
  Change in net unrealized depreciation                                     (2,074,569)      (1,329,774)
-------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations               (761,946)       1,894,096
-------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
  Net interest income                                                       (1,910,630)      (4,053,224)
  In excess of net interest income                                             (49,697)              --
  Net realized gain                                                                 --          (85,597)
-------------------------------------------------------------------------------------------------------
Net decrease in net assets resulting from distributions                     (1,960,327)      (4,138,821)
-------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS(1)
  Proceeds from sales of shares                                              3,073,372       17,079,015
  Reinvested dividends                                                         525,146        3,044,230
  Cost of shares redeemed                                                  (18,150,344)     (26,321,727)
-------------------------------------------------------------------------------------------------------
Net decrease in net assets resulting from share transactions               (14,551,826)      (6,198,482)
-------------------------------------------------------------------------------------------------------
         Total decrease in net assets                                      (17,274,099)      (8,443,207)
-------------------------------------------------------------------------------------------------------
NET ASSETS
  Beginning of period                                                       46,632,233       55,075,440
-------------------------------------------------------------------------------------------------------
  End of period (including accumulated distributions in excess of net
    interest income of $49,697 at October 31, 1994)                        $29,358,134     $ 46,632,233
-------------------------------------------------------------------------------------------------------
---------------
(1) Shares issued and redeemed:
      Issued                                                                   312,318        1,645,312
      Distributions reinvested                                                  53,668          294,150
      Redeemed                                                              (1,853,135)      (2,549,680)
    ---------------------------------------------------------------------------------------------------
    Net decrease in shares outstanding                                      (1,487,149)        (610,218)
    ---------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

THE VICTORY FUNDS
FUND FOR INCOME PORTFOLIO                                   Financial Highlights
--------------------------------------------------------------------------------
SELECTED PER SHARE DATA

                                               PERIOD
                                                FROM
                                               FEBRUARY
                                               1, 1994
                                                 TO
                                               OCTOBER                  YEAR ENDED JANUARY 31,
                                                 31,      ---------------------------------------------------
                                                1994       1994       1993       1992       1991       1990
                                               -------    -------    -------    -------    -------    -------
NET ASSET VALUE, BEGINNING OF PERIOD           $ 10.14    $ 10.57    $ 10.55    $ 10.19    $  9.90    $  9.73
Income from investment operations
  Net interest income(1)                          0.52       0.80       0.80       0.85       0.91       0.93
  Net realized and unrealized gain (loss)
    on investments                               (0.71)     (0.41)      0.06       0.36       0.29       0.17
-------------------------------------------------------------------------------------------------------------
         Total from Investment Operations        (0.19)      0.39       0.86       1.21       1.20       1.10
-------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                          (0.51)     (0.80)     (0.80)     (0.85)     (0.91)     (0.93)
  In excess of net interest income               (0.01)     --         --         --         --         --
  Net realized gain                              --         (0.02)     (0.04)     --         --         --
-------------------------------------------------------------------------------------------------------------
         Total Distributions                     (0.52)     (0.82)     (0.84)     (0.85)     (0.91)     (0.93)
-------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                 $  9.43    $ 10.14    $ 10.57    $ 10.55    $ 10.19    $  9.90
-------------------------------------------------------------------------------------------------------------
Total Return++                                   (1.99)%    3.75%      8.45%     12.34%     12.75%     11.77%
RATIOS/SUPPLEMENTAL DATA
  Net Assets, End of Period (000)              $29,358    $46,632    $55,075    $58,055    $44,097    $35,788
  Ratio of expenses to average net assets
    (1)                                          1.12%*     1.13%      1.12%      0.92%      0.50%      0.29%
  Ratio of net interest income to average
    net assets                                   7.21%*     7.65%      7.56%      8.18%      9.15%      9.34%
  Portfolio turnover rate                          18%        47%        23%        24%         5%         5%

---------------
(1) During the period from May 8, 1987 to April 30, 1991, various fees and expenses were voluntarily waived and reimbursed by First Albany Asset Management Corporation. For the period ended October 31, 1994, a portion of operating expenses equal to 0.14% of average daily net assets were voluntarily waived and reimbursed by Key Trust Company and Concord Holding Corporation.

 *  Annualized

**  Commencement of operations

++ Total return does not include the one time sales charge and for a period of less than one year is not annualized. Total returns would have been lower had certain expenses not been reduced during the period

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

THE VICTORY FUNDS                                       Portfolio of Investments
NEW YORK TAX-FREE PORTFOLIO                                     October 31, 1994
--------------------------------------------------------------------------------

                               PRINCIPAL
                                AMOUNT       VALUE
                                (000)      (NOTE 1)
-----------------------------------------------------
  MUNICIPAL BONDS AND NOTES (96.8%)
Metropolitan Transportation
  Authority, New York
  Revenue Bond, Series I,
    AMBAC,
    7.00%, 7/1/09              $    250   $   265,330
  Revenue Bond, Series J,
    FGIC,
    6.50%, 7/1/18                   250       244,075
  Service Contract,
    Refunding Revenue Bond,
    Series K, AMBAC,
    7.50%, 7/1/17                 1,200     1,313,352
Nassau County, New York,
  Industrial Development
  Agency, Civic Facilities
  Revenue Bond, Hofstra
  University Project,
  AMBAC,
    6.75%, 8/1/11                   250       256,265
New York City, New York,
  City Housing Development,
  Refunding Revenue Bond,
    Multi-Unit Mortgage,
    Series A, FHA,
    7.30%, 6/1/10                   700       740,586
  Revenue Bond, Series 1,
    MBIA,
    7.38%, 4/1/17                   335       352,118
  Refunding Revenue Bond,
    Multi-Unit Mortgage,
    Series A, FHA,
    7.35%, 6/1/19                   675       711,787
New York City, New York,
  City Transportation
  Authority, Revenue Bond,
  Livingston Plaza Project,
  FSA,
    7.50%, 1/1/20                   220       244,011
New York City, New York,
  Cultural Resources,
  Revenue Bond, AMBAC,
    6.63%, 1/1/11                   680       686,650
New York City, New York,
  General Obligation Bond,
  Series B, FSA,
    7.00%, 10/1/18                  300       308,868
  Series C, FGIC,
    7.00%, 2/1/12                   350       363,016

                               PRINCIPAL
                                AMOUNT       VALUE
                                (000)      (NOTE 1)
New York City, New York,
  Municipal Water Finance
  Authority, Water & Sewer
  System Revenue Bonds,
  Series A, FGIC,
    6.75%, 6/15/16             $    750   $   757,027
New York State Dormitory
  Authority, Revenue Bonds,
  Ithaca College, MBIA,
    6.50%, 7/1/10                   750       754,845
City University System,
  Series C, FGIC,
    7.00%, 7/1/14                   725       750,948
State University
  Educational System,
  Series B, AMBAC,
    6.00%, 5/15/17                  500       462,845
Mount Sinai School of
  Medicine, MBIA,
    6.75%, 7/1/15                   750       764,175
Judicial Facilities Leases,
  Series B, MBIA,
    7.00%, 4/15/16                  225       232,072
New York State General
  Obligation Bonds, AMBAC,
    6.75%, 8/1/18                   370       376,542
    6.75%, 8/1/19                   325       330,746
New York State Medical Care
  Facilities Finance
  Agency,
  Prerefunded Revenue Bond,
    MBIA,
    7.375%, 8/15/19                 290       319,708
  Unrefunded/Revenue Bond,
    MBIA,
    7.375%, 8/15/19                 500       534,105
  Refunding Revenue Bond,
    North Shore University
    Hospital, MBIA,
    7.20%, 11/1/20                  815       854,291
  Revenue Bond, Series A,
    BIG,
    7.10%, 2/15/27                  550       573,139
  Revenue Bond, St. Luke's,
    Series B, MBIA,
    7.45%, 2/15/29                  340       376,955
New York State Power
  Authority, Revenue Bond,
  Series AA, MBIA,
    6.25%, 1/1/23                   500       475,240

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

THE VICTORY FUND                                        Portfolio of Investments
NEW YORK TAX-FREE PORTFOLIO                          October 31, 1994--Continued
--------------------------------------------------------------------------------

                               PRINCIPAL
                                AMOUNT       VALUE
                                (000)      (NOTE 1)
New York State Urban
  Development Correctional
  Facilities, Revenue Bond,
  Series D, AMBAC,
    7.50%, 1/1/12              $  1,500   $ 1,627,635
  Series 1, FSA,
    7.50%, 1/1/20                   400       443,656
Triborough Bridge & Tunnel
  Authority,
  Revenue Bond, Series T,
    MBIA,
    7.00%, 1/1/20                   900       983,079
  Special Obligation
    Refunding Revenue Bond,
    Series B, AMBAC,
    6.875%, 1/1/15                1,000     1,025,580
-----------------------------------------------------
  TOTAL MUNICIPAL BONDS AND
    NOTES (Cost
    $16,556,616)                           17,128,646
-----------------------------------------------------
-----------------------------------------------------
  OTHER INVESTMENTS (3.2%)
  Municipal Fund for New
    York (Cost $569,480)       $569,480   $   569,480
-----------------------------------------------------
TOTAL INVESTMENTS (100%)
  (COST $17,126,096)                      $17,698,126
-----------------------------------------------------

---------------
N/R--Not Rated.
INCOME TAX INFORMATION:

At October 31, 1994, the net unrealized appreciation based on cost for income tax purposes of $17,126,096 was as follows:

  Aggregate gross unrealized appreciation for
    all investments in which there was an
    excess of value over tax cost               $635,527
  Aggregate gross unrealized depreciation for
    all investments in which there was an
    excess of tax cost over value                (63,497)
                                                --------
    Net unrealized depreciation                 $572,030
                                                ========

OTHER INFORMATION:

Purchases and sales of securities, other than short-term securities, for the ten-month period ended October 31, 1994 aggregated $3,549,455 and $12,168,350, respectively.

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

THE VICTORY FUNDS                            Statement of Assets and Liabilities
NEW YORK TAX-FREE PORTFOLIO                                     October 31, 1994
--------------------------------------------------------------------------------

ASSETS
Investments, at value (cost $17,126,096) (Note 1)                                               $17,698,126
Interest receivable                                                                                 373,324
Receivable from adviser (Note 2)                                                                     51,034
-----------------------------------------------------------------------------------------------------------
         Total Assets                                                                            18,122,484
-----------------------------------------------------------------------------------------------------------
LIABILITIES
Payable for fund shares redeemed                                                    $200,624
Dividends payable                                                                     55,249
Accrued administration fee (Note 2)                                                    2,362
Other payables and accrued expenses                                                   24,065
-----------------------------------------------------------------------------------------------------------
         Total Liabilities                                                                          282,300
-----------------------------------------------------------------------------------------------------------
NET ASSETS
Paid in capital                                                                                 $17,038,952
Distributions in excess of net interest income                                                          (84)
Accumulated net realized gain on investments                                                        229,286
Net unrealized appreciation in value of investments.                                                572,030
-----------------------------------------------------------------------------------------------------------
         Net Assets                                                                             $17,840,184
-----------------------------------------------------------------------------------------------------------
Class A:
  NET ASSET VALUE and redemption price per share ($17,840,085/1,439,661 shares
    outstanding)                                                                                     $12.39
-----------------------------------------------------------------------------------------------------------
Maximum offering price per share (100/95.25 of $12.39)                                               $13.01
-----------------------------------------------------------------------------------------------------------
Class B:
  NET ASSET VALUE offering price and redemption price per share ($98.76/7.97
    shares outstanding)                                                                              $12.39
-----------------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

THE VICTORY FUNDS
NEW YORK TAX-FREE PORTFOLIO                              Statement of Operations
--------------------------------------------------------------------------------

                                                                                                PERIOD FROM
                                                                                                JANUARY 1,
                                                                                                   1994
                                                                                                    TO
                                                                                                OCTOBER 31,
                                                                                                   1994
                                                                                                -----------
Interest Income                                                                                 $ 1,209,600
-----------------------------------------------------------------------------------------------------------
EXPENSES
Advisory fee (Note 2)                                                            $97,386
Administration fee (Note 2)                                                       33,508
Transfer agent fees                                                               18,237
Shareholders' Servicing: Class A (Note 2)                                         24,372
Accounting fees                                                                   29,445
Trustees' compensation                                                            16,536
Custodian fees and expenses                                                          618
Registration fees                                                                  5,231
Audit                                                                              8,736
Legal                                                                              2,409
Miscellaneous                                                                      4,871
-----------------------------------------------------------------------------------------------------------
    Total expenses before waiver and reimbursement                               241,349
-----------------------------------------------------------------------------------------------------------
Waiver and reimbursement of expenses (Note 2)                                    (64,505)           176,844
-----------------------------------------------------------------------------------------------------------
Net interest income                                                                               1,032,756
Net realized gain on investments                                                                    229,286
Change in net unrealized appreciation (depreciation)                                             (2,384,092)
-----------------------------------------------------------------------------------------------------------
Net decrease in net assets resulting from operations                                            $(1,122,050)
-----------------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

THE VICTORY FUNDS
NEW YORK TAX-FREE PORTFOLIO                  Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                                              PERIOD FROM
                                                                               JANUARY 1,
                                                                                  1994        YEAR ENDED
                                                                                   TO          DECEMBER
                                                                              OCTOBER 31,         31,
                                                                                  1994           1993
                                                                              ------------    -----------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS
  Net interest income                                                         $  1,032,756    $ 1,536,540
  Net realized gain on investments                                                 229,286        142,352
  Change in net unrealized appreciation (depreciation)                          (2,384,092)     1,661,357
---------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations                 (1,122,050)     3,340,249
---------------------------------------------------------------------------------------------------------
DISTRIBUTIONS
Net interest income:
  Class A                                                                       (1,033,170)    (1,536,540)
  Class B                                                                               (1)            --
Net realized gain:
  Class A                                                                               --       (117,133)
---------------------------------------------------------------------------------------------------------
Net decrease in net assets resulting from distributions                         (1,033,171)    (1,653,673)
---------------------------------------------------------------------------------------------------------
SHARE TRANSACTIONS(1)
  Proceeds from sales of shares                                                  6,305,291      7,437,524
  Reinvested dividends                                                             455,059      1,285,282
  Cost of shares redeemed                                                      (15,294,981)    (7,913,599)
---------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from share transactions         (8,534,631)       809,207
---------------------------------------------------------------------------------------------------------
         Total increase (decrease) in net assets                               (10,689,852)     2,495,783
NET ASSETS
  Beginning of period                                                           28,530,036     26,034,253
---------------------------------------------------------------------------------------------------------
  End of period (including distributions in excess of net interest income
    of $84 at October 31, 1994)                                               $ 17,840,184    $28,530,036
---------------------------------------------------------------------------------------------------------
---------------
(1) Dollars issued and redeemed:
    Class A:
      Issued                                                                  $  6,305,191    $ 7,437,524
      Distributions reinvested                                                     455,058      1,285,282
      Redeemed                                                                 (15,294,981)    (7,913,599)
    -----------------------------------------------------------------------------------------------------
    Net increase (decrease)                                                   $ (8,534,732)   $   809,207
    -----------------------------------------------------------------------------------------------------
    Class B:
      Issued                                                                  $        100    $        --
      Distributions reinvested                                                           1             --
    -----------------------------------------------------------------------------------------------------
    Net increase                                                              $        101    $        --
    -----------------------------------------------------------------------------------------------------
    Shares issued and redeemed:
      Class A:
      Issued                                                                       481,728        566,260
      Distributions reinvested                                                      35,117         96,591
      Redeemed                                                                  (1,184,675)      (595,263)
    -----------------------------------------------------------------------------------------------------
    Net increase (decrease)                                                       (667,830)        67,588
    -----------------------------------------------------------------------------------------------------
    Class B:
      Issued                                                                             8             --
    -----------------------------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

THE VICTORY FUNDS
NEW YORK TAX-FREE PORTFOLIO                                 Financial Highlights
--------------------------------------------------------------------------------
SELECTED PER SHARE DATA

                                                       CLASS
                                                         B                            CLASS A
                                                       ------        -----------------------------------------
                                                       PERIOD        PERIOD                            PERIOD
                                                        FROM          FROM                              FROM
                                                       SEPTEMBER     JANUARY                           FEBRUARY
                                                       26**          1, 1994                             11,
                                                         TO            TO         YEARS ENDED          1991**
                                                       OCTOBER       OCTOBER     DECEMBER 31,            TO
                                                        31,            31,     -----------------       DECEMBER
                                                       1994           1994      1993      1992         31, 1991
                                                       ------        -------   -------   -------       -------
NET ASSET VALUE, BEGINNING OF PERIOD                   $12.62        $ 13.54   $ 12.76   $ 12.50       $ 12.00
--------------------------------------------------------------------------------------------------------------
Income from investment operations
  Net interest income(1)                                 0.07           0.57      0.70      0.74          0.64
  Net realized and unrealized gain (loss) on
    investments                                         (0.23)         (1.15)     0.84      0.26          0.50
--------------------------------------------------------------------------------------------------------------
        Total from Investment Operations                (0.16)         (0.58)     1.54      1.00          1.14
--------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                 (0.07)         (0.57)    (0.70)    (0.74)        (0.64)
  Net realized gain                                        --             --     (0.06)       --            --
--------------------------------------------------------------------------------------------------------------
        Total Distributions                             (0.07)         (0.57)    (0.76)    (0.74)        (0.64)
--------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                         $12.39        $ 12.39   $ 13.54   $ 12.76       $ 12.50
--------------------------------------------------------------------------------------------------------------
Total Return++                                          (1.25)%        (4.31)%  12.34%     8.26%        11.06%*
RATIOS/SUPPLEMENTAL DATA
  Net Assets, End of Period (000)                          --        $17,840   $28,530   $26,034       $20,995
  Ratio of expenses to average net assets(1)            0.52%*         0.91%*    0.87%     0.66%         0.45%*
  Ratio of net interest income to average net
    assets                                              5.94%*         5.33%*    5.28%     5.89%         6.28%*
  Portfolio turnover rate                                 18%            18%       12%       14%           61%

---------------
(1) During the period from February 11, 1991** to May 10, 1991, all operating expenses were voluntarily waived by First Albany Asset Management Corporation. During the period from May 11, 1991 to December 31, 1991, all operating expenses in excess of 0.50% of average daily net assets were voluntarily waived by First Albany Asset Management Corporation. For the year ended December 31, 1992, a portion of operating expenses equal to 0.30% of average daily net assets were voluntarily waived by First Albany Asset Management Corporation. For the year ended December 31, 1993, a portion of operating expenses equal to 0.09% of average daily net assets were voluntarily waived by First Albany Asset Management Corporation. For the period ended October 31, 1994, a portion of operating expenses equal to 0.34% of average daily net assets were voluntarily waived and reimbursed by Key Trust Company and Concord Holding Corporation.

  * Annualized

 ** Commencement of operations

 ++ Total return does not include the one time sales charge and for a period of less than one year is not annualized. Total returns would have been lower had certain expenses not been reduced during the period.

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                                   Notes to Financial Statements
THE VICTORY FUNDS                                               October 31, 1994
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING AND OPERATING POLICIES

On April 30, 1994, all of the assets and liabilities of the Investors Preference New York Tax-Free Fund, Inc. ("IPNY") and the Investors Preference Fund for Income, Inc. ("IPFFI") were acquired by the New York Tax-Free Portfolio and the Fund for Income Portfolio, respectively, of The Victory Funds (the "Fund") pursuant to separate Agreements and Plans of Reorganization approved by the shareholders of each of IPNY and IPFFI.

The Fund, organized as a Massachusetts business trust on January 6, 1982, is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund's Declaration of Trust permits the Board of Trustees (the "Trustees") to create an unlimited number of Portfolios. Each Portfolio's capitalization consists of an unlimited number of shares of beneficial interest without par value.

The Fund's financial statements are prepared in accordance with generally accepted accounting principals.

The following is a summary of significant accounting policies for New York Tax-Free Portfolio and Fund for Income Portfolio (the "Portfolios").

VALUATION OF SECURITIES
----------------------

The securities of Fund for Income Portfolio that are traded on an exchange or on the over-the-counter market are valued based upon the last sale price, or if no sale has occurred, at the closing bid price. Securities for which market quotations are not readily available are valued at the closing over-the-counter bid price, if available, or at their fair value as determined in good faith by management following procedures approved by the Fund's Trustees. Short term debt instruments with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost or original cost plus accrued interest, both of which approximate market value.

The securities of New York Tax-Free Portfolio are valued by a pricing service based upon a computerized matrix system or appraisals, in each case in reliance upon information concerning market transactions and quotations from recognized municipal securities dealers. Securities for which market quotations are not readily available are valued at fair value as determined in good faith by management following procedures approved by the Fund's Trustees.

REPURCHASE AGREEMENTS
----------------------

When each Portfolio enters into a repurchase agreement, the repurchase price of the securities will generally equal the amount paid by each Portfolio plus a negotiated interest amount. The seller under the repurchase agreement will be required to provide securities (collateral) to each Portfolio whose value will be at least equal to the repurchase agreement amount. Each Portfolio monitors the value of the collateral on a daily basis, and if the value of the collateral falls below required levels, each Portfolio intends to seek additional collateral from the seller to terminate the repurchase agreements. If the seller defaults, each Portfolio would suffer a loss to the extent that the proceeds from the sale of the underlying securities were less than the repurchase price. Any such loss would be increased by any cost incurred on the disposing of such securities. A repurchase agreement entered into by each Portfolio will be limited to transactions with broker-dealers or domestic banks believed to present minimal credit risks, and each Portfolio will take delivery of all securities underlying the repurchase agreement until such agreement expires.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS
-----------------------------------------------

The New York Tax-Free Portfolio may engage in when-issued or delayed delivery transactions. To the extent the Portfolio engages in such transactions, it will do so for the purpose of acquiring portfolio securities consistent with its investment objectives and policies and not for the purpose of investment leverage. The Portfolio will record a when-issued security and the related liability on the trade date. Until the securities are received and paid for, the Portfolio will maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked to market daily and begin earning interest on settlement date.

INCOME TAXES
-------------

Each Portfolio intends to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, whereby each Portfolio is not subject to income taxes to the extent that it distributes all of its taxable income for its fiscal year.

INTEREST INCOME
---------------

Interest income is accrued as earned. Interest income consists of interest accrued and discount earned (including original issue and market discount), less amortization of premium.

THE VICTORY FUNDS                                               October 31, 1994
--------------------------------------------------------------------------------

DISTRIBUTION TO SHAREHOLDERS
---------------------------

Distributions from the Portfolios are declared daily and paid monthly from net investment income. Any net capital gains earned by each Portfolio will normally be distributed in June and December to the extent necessary to avoid federal income and excise taxes.

Dividends and distributions are determined in accordance with Federal Income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for wash sales and paydown gains and losses for financial statement and income tax purposes.

OTHER
-----

Investment security transactions are accounted for on the trade date. Realized gains and losses from security transactions are determined using the identified cost basis for both financial reporting and income tax purposes.

2. INVESTMENT ADVISORY AND ADMINISTRATIVE FEES AND OTHER TRANSACTIONS WITH AFFILIATES

ADVISORY AGREEMENT
-------------------

Prior to May 1, 1994, First Albany Asset Management Corporation ("First Albany") served as investment adviser to IPNY and IPFFI. First Albany earned a fee of $39,904 and $46,572 for IPNY and IPFFI, respectively, for the four-month period and three-month period ended April 30, 1994 as compensation for statistical, research, and management services. The fee was based upon an annual rate of 0.45% of each Funds' average daily net assets.

Effective May 1, 1994 Key Trust is the investment adviser for each Portfolio and receives a fee based on average daily net assets at the annual rate of 0.55% and 0.50% for New York Tax-Free Portfolio and Fund for Income Portfolio, respectively. For the period ended October 31, 1994, Key Trust accrued $57,482 and 84,270 in advisory fees, of which $10,537 and $2,027 was voluntarily waived, for New York Tax-Free Portfolio and Fund for Income Portfolio, respectively. In addition the investment adviser reimbursed expenses amounting to $53,968 and $36,047 for New York Tax-Free and Fund for Income Portfolios, respectively.

ADMINISTRATION AND TRANSFER AGENT AGREEMENT
--------------------------------------------

Murphy Favre Securities Services, Inc. received fees of $3,999 and $7,452 for IPNY and IPFFI, respectively, for the four months and three months ended April 30, 1994 for services incident to issuance and transfer of shares, maintaining stockholders' lists, and issuing and mailing dividend distributions and reports. Murphy Favre Securities Services, Inc. also received fees of $17,735 and $20,699 from IPNY and IPFFI, respectively, for the four months and three months ended April 30, 1994 for administrative services, including office space, maintaining accounting records, and ordinary clerical, bookkeeping, and recordkeeping services. The administrative services fee is based on an annual rate of 0.20% of each fund's average daily net assets.

For the period May 1, 1994 to July 1, 1994, Fidelity Distributors Corporation ("Fidelity") was the administrator to the Portfolios under separate administration and distribution agreements. Fidelity was compensated at an annual rate of .15% of average annual net assets for services provided to the Portfolios and received fees of $5,397 and $9,195 from the New York Tax-Free Portfolio and the Fund for Income Portfolio, respectively, during such period.

Effective July 1, 1994, Concord Holding Corporation (the "Administrator") is the Administrator to each Portfolio under an Administration Agreement with respect to each Portfolio. The Administrator receives an annual fee of 0.15% of each Portfolios average net assets for services performed under each Portfolio's Administration Agreement. For the period ended October 31, 1994, the administrator accrued $10,357 and $16,209 from the New York Tax-Free Portfolio and Fund for Income Portfolio, respectively, in administration fees, none of which were waived.

DISTRIBUTION AGREEMENT
----------------------

Prior to April 30, 1994, IPNY and IPFFI each had a plan of distribution (the "Plan") pursuant to which it reimbursed First Albany Corporation for a portion of its costs incurred in distributing the Fund's shares, including amounts paid to brokers or dealers, at an annual rate not to exceed 0.25% of the Fund's average daily net assets. For the four months ended April 30, 1994, no expenses were reimbursed under this plan by IPNY. For the three months ended April 30, 1994, IPFFI incurred fees totaling $16,928 pursuant to the Plan.

THE VICTORY FUNDS                                               October 31, 1994
--------------------------------------------------------------------------------

For the period May 1, 1994 to July 1, 1994, Fidelity was the distributor to the Portfolios under separate distribution agreements with respect to each Portfolio. Fidelity sold shares of the Portfolios as Agent of the Fund at no cost to the Portfolios.

Effective July 1, 1994, Concord Financial Group (the "Distributor"), an affiliate of the Administrator, serves as Distributor to each Portfolio. The Distributor sells shares of the Portfolios as agent on behalf of the Fund at no cost to the Portfolios. The Fund has adopted a Distribution and Service Plan (the "Plan") for the Class A shares of New York Tax-Free Portfolio and The Fund for Income Portfolio under Rule 12b-1 under the Investment Company Act of 1940. Under the Plan, the Adviser or Distributor may use their fee revenues, or other resources to pay expenses associated with activities primarily intended to result in the sale of the shares of the Portfolios. The Fund has adopted a Distribution Plan for Class B shares of New York Tax-Free Portfolio to compensate the Distributor for its services and costs in distributing Class B shares and servicing accounts. Under the Distribution Plan, the Fund pays the Distributor an annual "asset-based sales charge" of 0.75% per year on Class B shares that are outstanding for six years or less. This fee is computed on the average annual net assets of Class B shares, determined as of the close of each regular business day.

Directors fees and expenses of $6,007 and $4,807 for IPNY and IPFFI, respectively, for the four and three months ended April 30, 1994 were paid to directors having no affiliation with the Fund other than in their capacity as directors. Director Fees and expenses for the period May 1, 1994 to October 31, 1994 were $10,529 and $10,419 for New York Tax-Free Portfolio and Fund for Income Portfolio, respectively.

--------------------------------------------------------------------------------

This report and the financial statements contained herein are submitted for the general information of the shareholders of the Fund. The report is not authorized for distribution to prospective investors in the Fund., unless preceded or accompanied by an effective prospectus. Neither the Fund nor Concord Holding Corporation is a bank and Fund shares are not backed or guaranteed by any bank or insured by the FDIC, the Federal Reserve Board, or any other agency. Concord Holding Corporation, which distributes The Victory Funds, is not affiliated with Key Trust Company. Investing in mutual funds involves risks, including the possible loss of principal amount invested. An investment in a money market Portfolio is not insured or guaranteed by the U.S. Government, and there can be no assurance that a money market Portfolio will maintain a stable $1.00 share price.
--------------------------------------------------------------------------------

THE VICTORY FUNDS                              Report of Independent Accountants
--------------------------------------------------------------------------------

The Trustees and Shareholders
The Victory Funds

    We have audited the accompanying statements of assets and liabilities of the New York Tax-Free Portfolio (formerly the Investors Preference NY Tax-Free Fund, Inc.) and the Fund for Income Portfolio (formerly the Investors Preference Fund for Income, Inc.), portfolios of The Victory Funds, including the portfolios of investments, as of October 31, 1994, and the related statements of operations, statements of changes in net assets and financial highlights for the period from January 1, 1994 to October 31, 1994 for the New York Tax-Free Portfolio, except for the financial highlights for Class B shares which is for the period from September 26, 1994 (date of initial public investment) to October 31, 1994, and for the period from February 1, 1994 to October 31, 1994 for the Fund for Income Portfolio. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended December 31, 1993 and the financial highlights for each of the years in the two-year period then ended and for the period from February 11, 1991 (commencement of operations) to December 31, 1991 for the New York Tax-Free Portfolio and the statement of changes in net assets for the year ended January 31, 1994 and the financial highlights for each of the years in the five-year period then ended for the Fund for Income Portfolio, were audited by other auditors, whose reports thereon dated January 13, 1994 for the New York Tax-Free Portfolio and February 28, 1994 for the Fund for Income Portfolio, expressed unqualified opinions on those financial statements and financial highlights.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1994 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the New York Tax-Free Portfolio and the Fund for Income Portfolio, portfolios of The Victory Funds, as of October 31, 1994, the results of their operations, the changes in their net assets and the financial highlights for the period from January 1, 1994 to October 31, 1994 for the New York Tax-Free Portfolio and for the period from February 11, 1994 to October 31, 1994 for the Fund for Income Portfolio in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Boston, Massachusetts
December 2, 1994